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                                                                 EXHIBIT 10.30


                              CONSULTING AGREEMENT


        This CONSULTING AGREEMENT (the "Agreement") is made and entered into by and between MAI Systems Corporation ("MAI") with its principal place of business located at 9601 Jeronimo Road, Irvine, California 92618, and Zohar Loshitzer ("Consultant"), an individual with his principal place of business or principal residence located at 9551 Lime Orchard Road, Beverly Hills, CA 90210. In consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

        1. Services. MAI hereby engages Consultant to provide such services as MAI may assign to Consultant from time to time. The initial services to be performed by Consultant hereunder shall include those specified in Exhibit "A" attached hereto, and the term during which the services are to be performed (the "Consulting Term") shall be as specified in Exhibit "A," subject to extension by mutual agreement of MAI and Consultant, and subject to termination as provided in Paragraph 3 below). During the Consulting Term, Consultant agrees to devote such time and efforts to the performance of his or her duties hereunder as necessary to adequately perform his or her duties hereunder and to serve MAI diligently and to the best of his or her abilities. Unless otherwise specified in Exhibit "B" attached hereto, Consultant shall be free to pursue any other employment or ventures during the Consulting Term so long as such other employment or ventures do not unreasonably interfere with the provision of services by Consultant to MAI hereunder.

        2. Payment by MAI. For the services performed by Consultant hereunder during the Consulting Term, MAI shall pay to Consultant compensation as set forth in Exhibit "C" attached hereto.

        3. Termination. Either party may terminate this Agreement upon written notice to the other party in the event of a material breach of this Agreement by the other party. MAI may terminate this Agreement without cause at any time upon written notice to Consultant.

        4. Relationship of Consultant and MAI. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership or employment relationship between Consultant and MAI, and Consultant shall not have the right, power or authority to create any obligation or duty, express or implied, on behalf of MAI. Consultant acknowledges and agrees that as an independent contractor, Consultant shall be solely responsible for payment of any and all taxes, worker's compensation, unemployment insurance and similar taxes or fees required to be paid in conjunction with any services rendered by Consultant. Consultant shall be solely responsible for obtaining all necessary insurance for performing services hereunder. Consultant agrees to indemnify and hold MAI harmless against any claim, loss or damage to others or Consultant, including wrongful death, personal property and personal injury damages, arising from any act or performance of duties and responsibilities pursuant to this Agreement, and to pay all costs and expenses, including reasonable attorneys' fees, relating thereto.

        5. Compliance with Laws. Consultant shall comply with all laws, including without limitation ordinances, rules, regulations and statutes, and shall comply with all MAI policies and procedures in connection with the performance of Consultant's duties and responsibilities pursuant to this Agreement.

        6. Assignment. Consultant is being engaged because of his or her unique abilities and talents. Accordingly, Consultant agrees that he or she will personally perform any and all services required hereunder, and Consultant may not assign or transfer or delegate this Agreement or any rights or duties of performance.

        7. Proprietary Rights and Confidential Information

               7.1 For purposes of this Agreement, "Confidential Information" shall mean any information or material proprietary to MAI or designated as confidential information by MAI and not generally known by non-MAI personnel, which Consultant develops or of which Consultant may obtain knowledge or access through or as a result of Consultant's relationship with MAI (including information conceived, originated, discovered or developed in whole or in part by Consultant), including but not



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limited to information relating to discoveries, inventions, software in various stages of development, specifications, research, development, processes, procedures, "know-how", marketing and development plans, and financial information. INFORMATION PUBLICLY KNOWN THAT IS GENERALLY EMPLOYED BY THE TRADE AT OR AFTER THE TIME CONSULTANT FIRST LEARNS OF SUCH INFORMATION, OR GENERIC INFORMATION OR KNOWLEDGE WHICH CONSULTANT WOULD HAVE LEARNED IN THE COURSE OF SIMILAR WORK ELSEWHERE IN THE TRADE, SHALL NOT BE DEEMED PART OF THE CONFIDENTIAL INFORMATION.

               7.2 Consultant agrees that Consultant shall hold in confidence and shall not at any time during or after the Consulting Term (i) directly or indirectly reveal, report, publish, disclose, or transfer the Confidential Information or any part thereof to any person or entity, (ii) use any of the Confidential Information or any part thereof for any purpose other than in the course of Consultant's work for MAI, or (iii) assist any person or entity other than MAI to secure any benefit from the Confidential Information or any part thereof to solicit business from or provide services or products of any type to any of MAI's customers.

               7.3 In the event that the services performed by Consultant for MAI include the creation or conception of works of authorship or inventions, the provisions of Exhibit "D" shall govern such works of authorship and inventions.

               7.4 Consultant shall not during the Consulting Term or at any time during the period of six (6) months immediately after the expiration or termination of this Agreement, directly or indirectly solicit, interfere with, or entice away from MAI, any customer, licensee, licensor, distributor, representative, consultant or source of supply of MAI, or attempt to do so.

               7.5 Consultant shall not during the Consulting Term or at any time during the period of six (6) months immediately after the expiration or termination of this Agreement encourage, solicit or hire any employee or consultant of MAI to leave the employment or consultancy of MAI in order to work for, advise or assist Consultant or any third party.

        8. Surrender of Books and Records. All notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any way incorporating or reflecting any of the Confidential information and all proprietary rights therein, including without limitation copyrights, shall, as between MAI and Consultant, belong to MAI, and Consultant agrees to turn over to MAI all copies of such materials in Consultant's possession or control, whether or not completed, upon expiration or termination of this Agreement or at any earlier time upon MAI's request. Consultant agrees that on the termination of his or her work with MAI in any manner, Consultant will, if MAI so requests, participate in an exit interview conducted by a representative of MAI.

        9. Advertising and Publicity. Consultant shall not use the name of MAI in publicity releases or advertising without MAI's prior written consent.

        10. Severability. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be unlawful, void, or for any reason, unenforceable, it shall be deemed stricken from, and shall in no way affect the validity or enforceability of, the remaining provisions of this Agreement. Similarly, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be overly broad in duration, geographical coverage or substantive scope, such provision shall be deemed narrowed to the broadest term or extent permitted by applicable law.

        11. Waiver. Performance of any obligation required of a party hereunder may be waived only by a written waiver signed by the other party, which waiver shall be effective only with respect to the specific obligation described therein. The waiver by either party hereto of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement, whether or not similar.


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        12. Exclusion. In no event shall MAI's liability to Consultant hereunder exceed the amount of compensation and expenses payable to Consultant pursuant to the terms of this Agreement. MAI shall not be liable to Consultant for indirect, special, consequential or punitive damages arising out of or relating to this Agreement, even if MAI has been apprised of the possibility of such damages.

        13. Entire Agreement. This Agreement constitutes the entire understanding and contract between the parties hereto regarding Consultant's engagement by MAI and supersedes any and all prior or contemporaneous oral or written representations or communications with respect to the subject matter hereof, all of which communications are merged herein. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California. This Agreement may not be modified, amended, or in any way altered except by an instrument in writing and signed by both of the parties hereto.

        14. Costs and Expenses. If either party to this Agreement brings an action against the other party to enforce his or its rights under this Agreement, the prevailing party shall be entitled to recover his or its costs and expenses, including without limitation, attorneys' fees and costs, incurred in connection with such action, including any appeal of such action.

        IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the 15th day of July, 2000.

MAI Systems Corporation

By:
       -----------------------------------------------
Title:
       -----------------------------------------------

CONSULTANT

Signature:
           -------------------------------------------
Name (Printed): Zohar Loshitzer

Social Security Number:
                         -----------------------------




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                                   EXHIBIT "A"

Description of initial duties to be performed by Consultant:*

consulting on technology decisions for MAI and general consulting for MAI's CIMPRO division.

Consulting Term:** Month-to-month





























* The parties understand that Consultant may also be assigned to perform additional or different services hereunder.

** The Consulting Term specified above is subject to extension by mutual agreement of MAI and Consultant, and subject to termination as provided in Paragraph 3 of the Consulting Agreement to which this Exhibit is attached.



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                                   EXHIBIT "B"

      Additional limitations, if any, on Consultant's right to pursue other employment or ventures during the Consulting Term: none.























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                                   EXHIBIT "C"


Compensation:

$96.15 per hour.

Rights, if any, to receive reimbursement for expenses:

Unless otherwise specified, all expenses must be approved by MAI in advance in order to qualify for reimbursement. All claims for expenses shall be reasonable and documented in accordance with MAI's standard policies and procedures with respect thereto.

Timing of payments and requirements for submission of invoices:

payment of invoices within 30 days of submission.
























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                                   EXHIBIT "D"

Terms Governing Inventions and Works of Authorship
Conceived or Made by Consultant During the Performance of Consultant's Duties and Responsibilities

        Consultant agrees that any and all inventions or original works of authorship in whole or in part conceived or made by Consultant during the performance of Consultant's duties and responsibilities to MAI hereunder which relate to MAI's business or MAI's actual or demonstrably anticipated research and development or which are made through the use of any of the Confidential Information or any of MAI's equipment, facilities, supplies, trade secrets or time, or which result from any work performed by Consultant for MAI, shall belong exclusively to MAI and shall be deemed part of the Confidential Information for purposes of this Agreement whether or not fixed in a tangible medium of expression. Without limiting the foregoing, Consultant agrees that any such original works of authorship shall be deemed to be "works made for hire" and that MAI shall be deemed the author thereof under the U.S. Copyright Act (Title 17 of the U.S. Code), provided that in the event and to the extent such works are determined not to constitute "works made for hire" as a matter of law, Consultant hereby irrevocably assigns and transfers to MAI all right, title and interest in and to such works of authorship, including but not limited to copyrights. Consultant agrees to execute any and all documents required to assign to MAI all of the rights described in this Exhibit "D" and to cooperate with MAI in securing for MAI any available protection for any such inventions, ideas and original works of authorship, including without limitation patents and copyrights. Consultant hereby waives the "moral rights" or droit moral of authors as said terms are commonly understood. Consultant warrants and represents that any works of authorship or inventions conceived or made by Consultant during the performance of Consultant's duties and responsibilities to MAI hereunder will be original creations by Consultant and that Consultant has the right to grant the rights granted to MAI pursuant to the terms of this Agreement, and that MAI's exercise of its rights under this Agreement will not infringe upon or violate any of the rights of others, including without limitation rights relating to copyright, trade secret, patent, privacy, publicity, defamation or contract. To the extent that Section 2870 of the California Labor Code (set forth below) is deemed to apply to the relationship between Consultant and MAI notwithstanding that Consultant is not an employee of MAI, this agreement shall be construed in accordance with the provisions of
Section 2870.

        2870.  Employment Agreements; Assignment of Rights

               (a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information, except for those inventions that either:

                      (1) Relate at the time of conception or reduction to practice of the invention to the employer's business or actual or demonstrably anticipated research or development of the employer.

                      (2) Result from any work performed by the employee for the employer.

               (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.









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